Exhibit 99.1

PRESS RELEASE

ABH (NYSE, TSX)

US$

ABITIBIBOWATER ANNOUNCES PRIVATE EXCHANGE OFFER AND CONSENT

SOLICITATION WITH RESPECT TO $1.8 BILLION OF DEBT SECURITIES AND

CONCURRENT PRIVATE NOTES OFFERINGS

MONTREAL, February 9, 2009 – AbitibiBowater Inc. (“AbitibiBowater”) announced today the commencement of private offers (the “Exchange Offers”) to exchange certain outstanding series of unsecured notes (the “Existing Notes”) issued by its Bowater Incorporated (“Bowater”) subsidiary (or by a subsidiary of Bowater), in a private placement, for new notes (the “Exchange Notes”) described below. The eligible series of Existing Notes consist of:

•	9.00% Debentures due 2009 (the “2009 Notes”);
•	Floating Rate Senior Notes due 2010 (the “2010 Notes”);
•	7.95% Notes due 2011 issued by Bowater Canada Finance Corporation, a wholly-owned subsidiary of Bowater (the “2011 Notes”);
•	9.50% Debentures due 2012 (the “2012 Notes”);
•	6.50% Notes due 2013 (the “2013 Notes”); and
•	9.375% Debentures due 2021 (the “2021 Notes”).

The Exchange Notes will be issued by Bowater Finance II LLC (“Bowater Finance”), an indirect wholly owned subsidiary of AbitibiBowater, and will consist of:

•	10.00% Second Lien Notes due January 31, 2012; and
•	10.50% Third Lien Notes due March 31, 2012.

The Exchange Offers are being made only to qualified institutional buyers inside the United States and to certain non-U.S. investors located outside the United States (“Eligible Holders”).

The Company is also soliciting consents (the “Consent Solicitation”) to amend the indentures governing the Existing Notes to eliminate the covenants in such indentures relating to liens, secured debt and sale/leaseback transactions.

The Exchange Offers and Consent Solicitation will expire at 11:59 p.m., New York City time, on March 9, 2009, unless extended (the “Expiration Date”). Tendered Existing Notes may be validly withdrawn at any time prior to the Expiration Date but not thereafter.

Concurrently with the Exchange Offers and the Consent Solicitation, Bowater Finance is offering to Eligible Holders of Existing Notes, in a “Concurrent Notes Offering,” new 15.50% First Lien Notes due November 15, 2011 (the “First Lien Notes,” and together with the Exchange Notes, the “New Notes”). Holders of Existing Notes that tender some or all of their Existing Notes in the Exchange Offers will have the right, but not the obligation, to subscribe for a portion of the First Lien Notes being offered.

Holders that subscribe for First Lien Notes in the Concurrent Notes Offering will receive consideration consisting of an additional principal amount of Exchange Notes for their Existing Notes tendered and accepted in the Exchange Offers and a subscription fee payable in an additional principal amount of First Lien Notes. The maximum aggregate subscription amount for First Lien Notes that will be accepted in the Concurrent Notes Offering (i.e., cash proceeds to the issuer) is $211.2 million.

Separately, Bowater Finance has entered into a note purchase agreement with a private institutional investor pursuant to which the investor has agreed to purchase, on a private placement basis, $80 million principal amount of First Lien Notes for a purchase price of $80 million. Such offer is a separate private placement of First Lien Notes to the institutional investor in addition to the Concurrent Notes Offering, and will be made contemporaneous with and contingent upon the Exchange Offers and the Concurrent Notes Offering.

Net cash proceeds from both the Concurrent Notes Offering and the additional private placement will be used to repay amounts outstanding under Bowater’s bank credit facilities.

For each $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for exchange and for which the holder elects to subscribe for First Lien Notes in the Concurrent Notes Offering (a “Subscribing Tender”), such holder will receive the principal amount and form of Exchange Notes shown in the table below.

SUBSCRIBING TENDERS

EXISTING NOTES TENDERED	PRINCIPAL AMOUNT OF EXCHANGE NOTES	FORM OF EXCHANGE NOTES(1)
2009 NOTES	$800	SECOND LIEN NOTES
2010 NOTES	$700	THIRD LIEN NOTES
2011 NOTES	$650	THIRD LIEN NOTES
2012 NOTES	$600	THIRD LIEN NOTES
2013 NOTES	$575	THIRD LIEN NOTES
2021 NOTES	$550	THIRD LIEN NOTES

(1)	Not including First Lien Notes subscribed for in Concurrent Notes Offering.

For each $1,000 principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for exchange and for which the holder does not elect to subscribe for First Lien Notes in the Concurrent Notes Offering (a “Non-Subscribing Tender”), such holder will receive the principal amount and form of Exchange Notes shown in the table below.

NON-SUBSCRIBING TENDERS

EXISTING NOTES TENDERED	PRINCIPAL AMOUNT OF EXCHANGE NOTES	FORM OF EXCHANGE NOTES
2009 NOTES	$750	THIRD LIEN NOTES
2010 NOTES	$650	THIRD LIEN NOTES
2011 NOTES	$600	THIRD LIEN NOTES
2012 NOTES	$550	THIRD LIEN NOTES
2013 NOTES	$525	THIRD LIEN NOTES
2021 NOTES	$500	THIRD LIEN NOTES

The Exchange Offers are conditioned upon, among other things, there being validly tendered and not validly withdrawn on or prior to the Expiration Date, greater than 97% in aggregate principal amount of 2009 Notes and 2010 Notes, and greater than 50% in aggregate principal amount of 2011, 2012, 2013 and 2021 Notes. However, this condition may be waived by Bowater Finance under certain circumstances. In addition, Bowater Finance has the right to terminate or withdraw any of the Exchange Offers at any time and for any reason, including if any of the conditions is not satisfied.

The New Notes will be senior secured obligations of Bowater Finance, and will be guaranteed by AbitibiBowater, Bowater, Bowater Newsprint South LLC (“Newsprint South”), a wholly owned subsidiary of AbitibiBowater, and by certain other subsidiaries of Bowater and Newsprint South.

Except as provided in the next sentence, the New Notes have not been and will not be registered under the Securities Act of 1933 or any state securities laws, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements, and will therefore be subject to substantial restrictions on transfer. Bowater Finance will enter into a registration rights agreement pursuant to which it will agree to file an exchange offer registration statement with the Securities and Exchange Commission with respect to the New Notes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. This announcement is also not a solicitation of consents to the proposed amendments to the respective indentures.

AbitibiBowater produces a wide range of newsprint, commercial printing papers, market pulp and wood products. It is the eighth largest publicly traded pulp and paper manufacturer in the world. AbitibiBowater owns or operates 25 pulp and paper facilities and 30 wood products facilities located in the United States, Canada, the United Kingdom and South Korea. Marketing its products in more than 90 countries, AbitibiBowater is also among the world’s largest recyclers of old newspapers and magazines, and has third-party certified 100% of its managed woodlands to sustainable forest management standards. AbitibiBowater’s shares trade under the stock symbol ABH on both the New York Stock Exchange and the Toronto Stock Exchange.

For Investors:	For Media:
Duane Owens	Seth Kursman
Vice President, Finance	Vice President, Communications and
(864) 282-9488	Government Relations
(514) 394-2398
seth.kursman@abitibibowater.com

Forward-Looking Statements

Statements in this press release that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about AbitibiBowater’s refinancing plans, the terms of the Exchange Offers and the timeframe for its completion. Forward-looking statements may be identified by the use of forward-looking terminology such as the words “expect,” “plan,” “intend,” “may,” “will,” and other terms with similar meaning indicating possible future events or potential impact on the business or other stakeholders of AbitibiBowater and its subsidiaries.

The reader is cautioned not to place undue reliance on these forward-looking statements, which are not guarantees of future performance. These statements are based on management’s current assumptions, beliefs and expectations, all of which involve a number of business risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the ability to obtain additional new financing on terms satisfactory to AbitibiBowater and Bowater or at all, the condition of the U.S. credit markets generally and worsening industry conditions. Additional factors are detailed from time to time in AbitibiBowater’s and Bowater’s filings with the Securities and Exchange Commission (SEC), including those factors contained in AbitibiBowater’s Current Report on Form 8-K filed on February 9, 2009. All forward-looking statements in this news release are expressly qualified by information contained in AbitibiBowater’s and Bowater’s filings with the SEC. AbitibiBowater disclaims any obligation to update or revise any forward-looking information.

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